As filed with the Securities and Exchange Commission on October 14, 2020

File No. 333-232377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0620495
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

16772 W. Bernardo Drive
San Diego, California 92127
858-800-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul DiPerna

Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer
Modular Medical, Inc.

16772 W. Bernardo Drive
San Diego, California 92127
858-800-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Lawrence G Nusbaum, Esq.
Howard F. Mulligan, Esq.

Gusrae Kaplan Nusbaum PLLC
120 Wall Street

New York, New York 10005
Telephone: 212-269-1400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

By means of our registration statement on Form S-1 (Registration No. 333-232377) (the Registration Statement), certain of our stockholders are offering to sell 9,658,201 shares of our common stock. The shares being offered consist of: i) 7,801,213 shares issued to selling stockholders in a private placement completed on July 24, 2017 (the 2017 Placement) and ii) 1,856,988 shares issued to selling stockholders in a private placement conducted between November 2018 through March 29, 2019 (the 2018 Placement). This Post-Effective Amendment No. 1 to Form S-1 (this Post-Effective Amendment) is being filed pursuant to the Registration Statement, which was previously declared effective by the Securities and Exchange Commission (the SEC or the Commission) on October 22, 2019, to (i) incorporate by reference, among other information, the consolidated financial statements, the notes thereto and certain other information included in our (a) Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as filed with the SEC on June 29, 2020, and (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on August 12, 2020, (ii) incorporate by reference all future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof until the termination of the offering of the securities made under this prospectus (excluding any documents or information or portions of such documents that are deemed to be furnished and not filed with the SEC), and (iii) update certain other information in the Registration Statement. No additional securities are being registered under this Post-Effective Amendment. Accordingly, this Post-Effective Amendment covers only resales from time to time by the selling stockholders of up to 9,658,201 shares of our common stock registered under the Registration Statement. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October ___, 2020

PROSPECTUS

MODULAR MEDICAL, INC.

9,658,201 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of up to 9,658,201 shares of our common stock, par value $0.001 per share, by the selling stockholders identified in this prospectus. The shares being offered consist exclusively of:

•	7,801,213 shares issued to selling stockholders in the private placement completed on July 24, 2017 (the 2017 Placement); and
•	1,856,988 shares issued to selling stockholders in a private placement conducted between November 2018 through March 29, 2019 (the 2018 Placement).

The selling stockholders will sell all or a portion of these shares from time to time, at a fixed price of $3.00 per share until our common stock is quoted on the OTC Bulletin Board, OTCQX or OTCQB, and, thereafter, at prevailing market prices or privately negotiated prices. We will pay the expenses relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling stockholders of the shares covered by this prospectus including legal and accounting fees. Each selling stockholder, however, will pay and be responsible for all brokerage commissions and similar charges, if any, incurred by such person in connection with sales of such person’s shares.

We will not receive any proceeds from the sale of these shares.

Our common stock is quoted on the OTC Pink Open Market under the trading symbol “MODD.” On October 9, 2020, the closing price of our common stock was $3.80 per share.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risks. You should read and carefully consider the “Risk Factors” beginning on page 5 of this prospectus and in Item 1A “Risk Factors” of our fiscal 2020 Annual Report on Form 10-K for the year ended March 31, 2020, as filed with the SEC on June 29, 2020 (the 2020 10-K), which are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state regulatory agency has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October __, 2020

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements we urge you to specifically consider the risk factors identified in this prospectus and the documents incorporated by reference herein, including beginning on page 10 of our 2020 10-K under the heading “Risk Factors,” any of which could cause actual results to differ materially from those indicated by our forward-looking statements.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, regulatory, industry and competitive data and information on our business plans. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the widespread outbreak of contagious diseases, including the recent outbreak of a respiratory illness caused by a novel coronavirus known as COVID-19, (ii) our ability to achieve a marketable product (i.e., our insulin pump), (iii) the timely and costs of obtaining all regulatory approvals and clearances relating to our insulin pump including those of the FDA, (iv) the sufficiency of our cash position, (v) our ability to raise additional financing when needed and the terms and timing thereof, (vi) that we have accurately analyzed our target market for our insulin pump, (vii) market acceptance of our product by our target market, (viii) the existence or development of products for diabetes that are viewed by medical professionals, third party payors and insulin dependent people with diabetes as superior and/or more preferable to, or more affordable or cost efficient than our product, (ix) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (x) general economic and business conditions, (xi) our ability and the timing of us to successfully commercialize our product, (xii) changes in United States economic, political and social conditions, (xiii) our ability to recruit and retain (and replace if necessary on a timely basis) competent professionals including third party consultants and advisors and their ability to timely and competently perform their services for us, (xiv) litigation, including related to our intellectual property rights and patents and claims against us for infringement on such rights of others as well as potential product liability claims against us, (xv) issues relating to the thinly traded market for our shares of common stock, (xvi) our ability to compete in the diabetes marketplace with larger and more substantial medical device companies, (xvii) the specific risk factors discussed under the heading “Risk Factors” set forth in this prospectus and beginning on page 10 of our 2020 10-K, and (xviii) various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements.

We intend that all forward-looking statements made in this prospectus and the documents incorporated by reference herein will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended (the Securities Act), to the extent applicable. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by reference to another document that we have filed separately with the SEC rather than by including such information in this prospectus. You should read the information incorporated by reference herein because it is an important part of this prospectus. Because we are incorporating by reference our  future filings with the SEC, this prospectus is continually updated and those future filings may supersede, supplement or modify some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference into this prospectus and the registration statement on Form S-1 (Registration No. 333-232377) (the Registration Statement) of which this prospectus is a part to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been superseded, supplemented or modified. We incorporate by reference into this prospectus, and the Registration Statement of which this prospectus is a part, the filed documents listed below, except as superseded, supplemented or modified by this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020; and
•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2020.

We also incorporate by reference herein any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), subsequent to the date hereof until the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, including in any exhibits to such Form 8-K that are related to such items, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference above, including exhibits. Requests should be directed to:

Modular Medical, Inc.

16772 W. Bernardo Drive

San Diego, California 92127

858-800-3500

Attention: Chief Executive Officer

The documents incorporated by reference may be accessed at our website: www.modular-medical.com.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in shares of our common stock. You should read this entire prospectus and the documents incorporated by reference herein carefully before you decide to invest in shares of our common stock. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus and the documents incorporated by reference herein to “Modular Medical,” the “Company,” “we,” “our,” or “us” are to Modular Medical, Inc. and its subsidiary.

Overview

We are a development stage medical device company focused on the design, development and eventual commercialization of an innovative insulin pump to address shortcomings and problems represented by the relatively limited adoption of currently available pumps for insulin-requiring people with diabetes.

Diabetes is typically classified as either type 1 or type 2:

•	Type 1 diabetes is characterized by the body’s nearly complete inability to produce insulin. It is frequently diagnosed during childhood or adolescence. Individuals with type 1 diabetes require daily insulin therapy to survive.

•	Type 2 diabetes represents over 90% of all individuals diagnosed with diabetes and is characterized by the body’s inability to either properly utilize insulin or produce enough insulin. Initially, many people with type 2 diabetes attempt to manage their diabetes with improvements in diet and exercise and/or the use of oral medications and/or injection of glucagon-like peptide-1, or GLP-1, drugs. However, as their diabetes advances, patients progress to requiring insulin therapies, such as once-daily long-acting insulin, and, ultimately, mealtime rapid-acting insulin therapy.

Glucose, the primary source of energy for cells, must be maintained at certain levels in the blood in order to permit optimal cell function and health. In people with diabetes, blood glucose levels fluctuate between very high, a condition known as hyperglycemia, and very low, a condition called hypoglycemia. Hyperglycemia can lead to serious long-term complications, including blindness, kidney disease, nervous system disease, occlusive vascular diseases, lower-limb amputation, stroke and cardiovascular disease, or death. Hypoglycemia can lead to confusion or loss of consciousness, often requiring a visit to the emergency room or in certain cases result in death.

The International Diabetes Federation, or IDF, estimates that, in 2019, approximately 460 million people had diabetes worldwide, and, that by 2045, this number will increase to 700 million people. According to the U.S. Centers for Disease Control and Prevention, or CDC, 2020 National Diabetes Statistics Report, approximately 27 million people in the United States have diagnosed diabetes, of which type 1 diabetes accounts for approximately 5%, or approximately 1.4 million people. All people with type 1 diabetes, which is our primary market, require daily insulin. According to the CDC, approximately 14% of people with type 2 diabetes in the United States, or 3.2 million people, require insulin to manage their diabetes. In this prospectus, we refer to people with type 1 diabetes and people with type 2 diabetes who require mealtime insulin as “insulin-requiring people with diabetes.”

Currently, there are two primary therapies available for insulin-requiring people with diabetes: multiple daily insulin injections directly into the body through syringes or insulin pens, referred to as Multiple Daily Injection, or MDI, therapy, or the use of an insulin pump to deliver a continuous subcutaneous insulin infusion, or CSII, into the body. Generally, CSII therapy is considered to provide a number of advantages over MDI therapy, primarily an improvement in glycemic control, as measured by certain diabetes management tests. Use of CSII has proven to improve clinical outcomes while, importantly, reducing emergency room visits associated with low glucose.

Notwithstanding these advantages, the difficulty in use resulting from the complexity and cumbersome design of available insulin pumps, as well as high and often prohibitive costs for both the patient and insurance provider, has resulted not only in dissatisfaction among many existing pump users, but also has severely limited the adoption rate of insulin pumps by a segment of the diabetes population, who we refer to in this prospectus as “almost pumpers.”

We generally define almost pumpers as persons with insulin-requiring diabetes who are aware of pumps and the potential benefits, but because of the shortcomings, cost and complexity of use problems prevalent in available insulin pumps, continue to receive their daily insulin through MDI.

Our initial target market for our insulin pump is the almost pumper population located in the United States.

Based upon our knowledge of the diabetes industry and information available and/or obtained by us, we believe that an estimated 32% of Americans with type 1 diabetes use insulin pump therapy and an estimated 30% of Americans with type 1 diabetes are whom we classify as almost pumpers. The remainder of the population treat their diabetes via MDI.

Our design and development team is led by Paul DiPerna, our chairman, chief executive officer and a 40% stockholder. Mr. DiPerna has over 30 years of high-level experience in developing, designing and obtaining U.S. Food and Drug Administration, or FDA, approval for and managing the commercialization of medical devices, including consumer and hospital-based insulin pumps, while working for such industry leading medical device companies as Baxter Healthcare, Inc., a supplier of drug therapies and associated pumping technologies, and Tandem Diabetes Care, Inc., or Tandem, a leading supplier of pumping technology to the existing insulin pumping marketplace, Mr. DiPerna was the founder of Tandem and designer of its initial product.

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Our Insulin Pump Prototype

Over the past five years, we have designed and developed working prototypes of our low-cost insulin pump that are now undergoing the testing required to submit for FDA approval. During this period, we have and continue to devote substantial time and resources to better understand the needs and preferences of almost pumpers to enable us to modify and refine our insulin pump to the needs and preferences of this target market. To help us better understand their needs and preferences, we obtained information about our target market and their care givers through one on one interviews, human factors testing, on-line and in person surveys, and focus groups at industry related tradeshows and conferences.

Pre-Commercialization Steps

While we have substantially completed the general engineering and mechanical aspects of our current insulin pump prototype, prior to commercializing, we still must successfully complete a number of material steps including:

•	Continue to modify, refine and finalize our prototype so that it meets:

•	the general needs and preferences of our almost-pumper target market based upon our knowledge of the diabetes industry and information available and/or obtained by us from almost pumpers and their caregivers; and

•	the general guidelines of third-party payors, private and public insurance companies, preferred provider organizations and other managed care providers with particular focus on the guidelines established by the Center for Medicare and Medicaid Services, or CMS which administrates the United States Medicare program, or Medicare. To assist us in making such modifications and refinements, we have retained independent consultants to focus on ensuring that our product satisfies the existing coverage and reimbursement criteria of such third-party payors;

•	Continue to work closely with our regulatory consultants to complete, finalize and file our submission to the FDA for 510(k) clearance and all other documentation necessary to obtain approval of our insulin pump. This will include:

o	engaging the FDA in a pre-submission conference to ensure that we understand and meet the FDA’s requirements, expectations and standards with regard to approval of our product. At this meeting, our team, including our FDA regulatory consultant, will receive FDA comments and guidance regarding our proposed submission during the pre-market notification period for 510(k) clearance (including any suggested modifications to the device description, indications for use or summary of supporting data contained in the notification);

o	preparing and ensuring that our pre-market notification, which will be part of our FDA submission, demonstrates that our insulin pump, which is substantially equivalent to an insulin pump previously cleared by the FDA and legally marketed to the public; and

o	preparing our submission to the FDA, to include all of the appropriate results of tests (relating to, among other things, user effectiveness, sterility, pump efficiency and shipping compatibility) demonstrating safety and efficacy of our insulin pump in satisfaction of the mandates of the Federal Food, Drug and Cosmetics Act, or the FDCA, including requirements with regard to registration and listing, labeling, medical device reporting and good manufacturing practices. We currently expect to make this submission in the first half of 2021.

•	Refining our manufacturing process during the submission process to identify and select a manufacturer of our insulin pump through a competitive bidding process, as we prepare for our product introduction;

•	Take such actions, if any, as may be required by the FDA as a condition to granting approval and providing 510(k) clearance for our insulin pump; and

•	Retain appropriate sales and marketing personnel to develop, implement and launch a promotional campaign for our insulin pump substantially focused on our target market.
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As with any medical device attempting to enter and successfully compete with existing products in an established and competitive marketplace, we will face significant hurdles to accomplish the above steps to commercialization including:

•	Obtaining FDA 510(k) clearance to market and sell our insulin pump to the public;
•	Obtaining any other FDA-required approvals with regard to our product, as required by the FDCA;
•	Educating endocrinologists, physician’s assistants, nurse practitioners and nurse educators, who typically prescribe pump usage, and certified diabetes educators and dieticians, who provide education and guidance to diabetes patients, as to what we believe to be the superior qualities of our product;
•	Demonstrating to general practitioners, who have historically been skeptical of the heightened support inherent in insulin pumps, our product’s ease of use and convenience;
•	Ensuring that our final product does, in fact, meet the needs of almost-pumpers;
•	Overcoming the historic obstacles and reluctance of almost-pumpers to using insulin pumps to treat their diabetes; and
•	Ensuring that third party payors agree to cover all or a substantial portion of the purchase price and recurring costs of the use of our insulin pump.

The Private Placement Transactions

The shares of our common stock being offered for resale by selling stockholders named herein pursuant to this prospectus were issued in connection with two private placement transactions described below.

2017 Placement

On July 24, 2017, we sold to accredited investors in a private placement (the 2017 Placement) an aggregate 7,801,213 shares of our common stock at a purchase price of $0.66 per share, resulting in gross proceeds to us of $4,731,872. We are registering for resale by the selling stockholders named herein the 7,801,213 shares of our common stock issued to such persons in the 2017 Placement.

2018 Placement

Between November 2018 and March 29, 2019, we sold to accredited investors in a private placement (the 2018 Placement) 1,856,988 shares of our common stock at a purchase price of $2.25 per share, resulting in gross proceeds to us of $4,142,666. We are registering for resale by the selling stockholders named herein the 1,856,988 shares of our common stock issued in the 2018 Placement.

All of the 9,658,201 shares of our common stock purchased in the 2017 Placement and the 2018 Placement were issued for cash except for 568,182 shares issued in the 2017 Placement to Manchester Explorer L.P., at the same $0.66 per share purchase price paid by other investors, in exchange for the cancellation of the 2,900,000 shares Manchester purchased in April 2017 for $375,000 (or $0.13 per share).

Our offer and sale of all of the foregoing shares in connection with the 2017 Placement and the 2018 Placement were intended to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and the safe harbor provisions of Rule 506(b) of Regulation D thereunder, as applicable to sales of securities exclusively to accredited investors, as that term is defined in Rule 501(a) of Regulation D.

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The Offering

The following summary contains certain terms regarding this offering. This summary is not and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained elsewhere in this prospectus and in the filings that we have made, and will make with the SEC that are incorporated herein by reference herein.

Securities being offered	Up to 9,658,201 shares of our common stock, consisting of (i) 7,801,213 shares issued in the 2017 Placement and (ii) 1,856,988 shares issued in the 2018 Placement. See “Selling Stockholders,” below.

Use of proceeds	We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders.

Market symbol for common stock	Our common stock is quoted on the OTC Pink Open Market under the trading symbol “MODD.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider all the information in this prospectus, the documents incorporated by reference into this prospectus and the risks and uncertainties discussed under the heading “Risk Factors” contained in this prospectus and in Item 1A “Risk Factors” of our 2020 10-K, incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Our business, operating results or financial condition could be adversely affected by any of these risks. The risks described this prospectus and in our 2020 10-K are not the only ones we face. The occurrence of any of the risks described in this prospectus and in our 2020 10-K or future or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect, among other things, our business, financial position, results of operations or cash flows. Any then market price of our common stock could also decline significantly due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our common stock, you should also refer to the other information included in this prospectus and in the documents incorporated by reference herein, including our 2020 10-K. Please also read carefully the section above entitled “Cautionary Note Regarding Forward Looking Statements.”

Risks Relating to Our Common Stock

The sale of shares by the selling stockholders may cause our stock price to decline.

The selling stockholders may sell, in accordance with the limitations set forth in this prospectus, up to the 9,658,201 shares of common stock covered by this prospectus, in the public markets. Because of the lack of any active trading market for our shares, any such sales that are able to be made will likely cause our stock price to decline.

Purchasers in this offering may experience immediate and substantial dilution.

The current trading price of our common stock that may be offered for resale pursuant to this prospectus is higher than the current net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you may incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. In addition, you may experience dilution if we issue additional shares of common stock including shares issuable under outstanding options and under our equity incentive plan or other compensation plans that may be implemented in the future.

We have not held regular annual meetings of stockholders in the past, and if we are required by the Nevada District Court to hold an annual meeting pursuant to Nevada Revised Statutes §78.345(1), it could result in the unanticipated expenditure of funds, time and other Company resources.

Section 2.01 of our Amended Bylaws provides that an annual meeting of stockholders shall be held each year on a date and at a time designated by our board of directors. Section 78.345(1) of the Nevada Revised Statutes provides that, if there is a failure to hold the annual meeting for a period of 18 months after the last election of directors, stockholders owning at least 15% of the voting power of the outstanding common stock may apply to the Nevada district court to order the election of directors. We have not held regular annual meetings of stockholders in the past because approximately 75% of our voting stock is owned by our largest stockholders, thereby making it easy to obtain written consent in lieu of a meeting when necessary. Moreover, handling matters by written consent allows us to save on financial and administrative resources required to prepare for and hold such annual meetings. To our knowledge, no stockholder or director has requested our management to hold such an annual meeting and no stockholder or director has applied to the Nevada district court seeking an order directing us to hold such annual meeting of stockholders. However, if one or more stockholders or directors were to apply to the Nevada district court seeking such an order, and if the Nevada district court were to order an annual meeting before we were prepared to hold one, the preparation for an annual meeting of stockholders and the meeting itself could result in the unanticipated expenditure of funds, time, and other Company resources.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2020, we had 18,600,158 common shares issued and outstanding, which were held by 103 holders of record.

Common Stock

Each holder of our common stock is entitled to a pro rata share of any cash distributions made to stockholders, including any dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, under our governing documents, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. Until July 24, 2022, our board of directors shall consist of no more than five and no less than two directors of which (i) Manchester has the right to appoint two directors, pursuant to which Manchester Explorer L.P. appointed Morgan Frank and Carmen Volkart and (ii) Mr. DiPerna, in addition to being our chairman of the board, has the right to appoint 2 additional directors, pursuant to which he appointed Liam Burns and William Febbo. Our board of directors is elected as a single class.

The holders of our common stock are entitled to receive dividends when and if declared by our board of directors from funds legally available therefore. Cash dividends are at the sole discretion of our board of directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never paid dividends and have no current plans to do so. We currently anticipate that we will retain all of our future earnings, if any, for use in the development and expansion of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, and other factors that the board of directors, in its discretion, may deem relevant. There are no restrictions, other than applicable law, on the ability of the board of directors to declare and pay dividends.

Stock Options

In October 2017, our board of directors (the Board) approved the 2017 Equity Incentive Plan (the 2017 Plan) with 3,000,000 shares of common stock reserved for issuance. In January 2020, the Board approved an amendment to the 2017 Plan to increase the number of shares reserved for issuance by 1,000,000 shares. Under the 2017 Plan, eligible employees, directors and consultants may be granted a broad range of awards, including stock options, stock appreciation rights, restricted stock, performance-based awards and restricted stock units. The 2017 Plan is administered by the Board or, in the alternative, a committee designated by the Board. As of September 30, 2020, stock options to purchase 3,480,088 shares have been granted under the 2017 Plan.

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Dilution

The current trading price of the common stock that may be offered for resale pursuant to this prospectus is higher than the current net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you may incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock.

This offering is for sales of common stock by the selling stockholders on a continuous or delayed basis in the future. Neither sales of common stock by the selling stockholders nor cash payments made by the purchasers of the common stock will result in a change to the net tangible book value per share before and after the sale of the shares by the selling stockholders. Prospective investors should be aware, however, that the price of shares of common stock may not bear any rational relationship to the net tangible book value per share of the common stock.

PLAN OF DISTRIBUTION

We are not offering any of the selling stockholders’ shares. We will not receive any of the proceeds from any sale by the selling stockholders.

The selling stockholders, which for this purpose includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. The selling stockholders will sell all or a portion of these shares, from time to time, at a fixed price of $3.00 per share until our common stock is quoted on the OTC Bulletin Board, OTCQX or OTCQB, and, thereafter, at prevailing market prices or privately negotiated prices.

The selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
•	privately negotiated transactions;
•	short sales effected after the date the Registration Statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(1) of the Securities Act, if available, rather than by means of this prospectus.

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In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of a selling stockholder that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares may be considered penny stock covered by Section 15(g) of the Exchange Act and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (including spouse’s net worth and may include the fair market value of home furnishings and automobiles, but excluding from the calculation the value any primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)) or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination and that it is unlawful to effect the transaction without written authorization for the transaction from the customer.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

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SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of our shares by the selling stockholders. The selling stockholders acquired our shares in private placement transactions. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock. Unless otherwise stated below in the footnotes, to our knowledge, no selling stockholder: (i) has held any position or office with us during the three years prior to the date of this prospectus or (ii) is a broker-dealer, or an affiliate of a broker-dealer.

Set forth below is the name of each selling stockholder and the amount and percentage of common stock owned by each prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the selling stockholders.

We have registered up to 9,658,201 shares of common stock, consisting of (i) 7,801,213 shares issued in the 2017 Placement and (ii) 1,856,988 shares issued in the 2018 Placement. For a more complete summary of the foregoing transactions, refer to the disclosure under the heading “Prospectus Summary—The Private Placement Transactions.”

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

The following table is based on information provided to us by the selling stockholders and is as of September 30, 2020. The selling stockholders may sell all or some of the shares of common stock they are offering and may sell unless indicated otherwise in the footnotes below shares of our common stock otherwise pursuant to this prospectus. The tables below assume that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

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Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Pre- Offering (1)		% Owned Beneficially Pre- Offering (1)(2)	Shares of Common Stock to be offered for selling stockholder’s account (3)		Shares of Common Stock Beneficially Owned Post- Offering (1)	% Beneficially Owned Post- Offering (1)(2)
Atwood P. Collins (4)	79,287		*	44,444		34,843	*
Blackwell Partners LLC – Series A (5)(6)	213,334		1.15%	156,000		—	*
Christopher Davis (7)	500,000		2.69%	400,000		100,000	*
Christopher B. Davis Guardianship Dated 1/25/2007 (8)	222,667		*	122,667		100,000	*
Clive Anthony Caunter (9)	250,000		1.34%	227,273		22,727	*
Dick Horn (10)	76,000		*	76,000		—	*
Dogma Holdings Inc. (5)	22,002		*	22,002		—	*
Frank Family 1996 Trust	489,999		2.63%	489,899	(11)	—	*
Harry Charles Mills Scio (10)	40,000		*	40,000		—	*
James E. Besser	6,454,377	(12)	34.70%	88,889	(5)	6,365,488	34.22%
Jason Pickett (10)	151,515		*	151,515		—	*
JEB Partners, LP	6,454,377	(12)	34.70%	917,576	(13)	5,536,801	29.77%
JOJ Holdings, LLC (10)	75,758		*	75,758		—	*
Lawrence Groo (10)	38,000		*	38,000		—	*
Manchester Explorer, L.P.	6,454,377	(12)	34.70%	5,016,566	(14)	1,437,811	7.73%
Michael Malouf (10)	151,515		*	151,515		—	*
Paul DiPerna Trust	7,735,040	(15)	41.59%	303,030	(10)	7,432,010	38.95%
Pepper Grove Holdings Limited (16)	238,615		*	151,515		87,100	*
Peter Karabatos (5)	13,333		*	13,333		—	*
Ray Gallo (17)	79,444		*	44,444		35,000	*
Robert Andrade (5)	11,111		*	11,111		—	*
Robert Gambi (10)	50,000		*	50,000		—	*
Robin Russell (10)	76,000		*	76,000		—	*
Rostilav Raykov (18)	89,092		*	89,092		—	*
Samuel Davis Trust FBO Alma Davis David (5)	44,000		*	44,000		—	*
Sarah Ball (5)	8,882		*	8,882		—	*
Simon Ball (5)	8,882		*	8,882		—	*
683 Capital Partners, LP (5)	444,444		2.39%	444,444		—	*
Solas Capital Partners, LP (5)(6)	213,334		1.15%	21,778		—	*
Solas Capital Partners II, LP (5)(6)	213,334		1.15%	35,556		—	*
The Entrust Group FBO William Meehan IRA 7230006842 (5)	35,000		*	35,000		—	*
Varana Capital Focused, LP (10)	303,030		1.63	303,030		—	*

*Represents less than 1%

(1)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to options, warrants or other convertible securities that are exercisable or convertible currently or within 60 days, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentages are based on 18,600,158 shares of common stock outstanding as of September 30, 2020.
(3)	Represents shares of our common stock issued exclusively in the 2017 Placement and the 2018 Placement.
(4)	Includes (i) 44,444 shares purchased in the 2018 Placement and (ii) 34,843 shares purchased in a private placement in 2020.
(5)	Includes shares purchased in the 2018 Placement.
(6)	Includes (i) 156,000 shares directly held, which shares constitute a portion of the assets of Blackwell Partners, LLC-Series A for which Solas Capital Management, LLC (Solas Capital Management) acts as its investment manager and has voting and dispositive power; (ii) 21,778 shares held directly by Solas Capital Partners, LP, for which Solas Capital Management is the investment manager and has voting and dispositive power; and (iii) 35,556 shares held directly by Solas Capital Partners II, LP, for which Solas Capital Management is the investment manager and has voting and dispositive power. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
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(7)	Includes (i) 400,000 shares purchased in the 2017 Placement and (ii) 100,000 shares purchased in a private placement in 2020.
(8)	Includes (i) 122,667 shares purchased in the 2018 Placement and (ii) 100,000 shares purchased in a private placement in 2020.
(9)	Includes (i) 227,273 shares purchased in the 2017 Placement and (ii) 22,727 shares purchased in a private placement in 2020.
(10)	Includes shares purchased in the 2017 Placement.
(11)	Includes (i) 378,788 shares purchased in the 2017 Placement and (ii) 111,111 shares purchased in the 2018 Placement. The address for the Frank Family Trust is c/o Manchester Management, LLC, 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
(12)	Includes (i) 180,830 shares directly held by Mr. Besser, which shares were received in connection with our acquisition of Quasuras, Inc. (Quasuras) in 2017 (the Acquisition) in exchange for Mr. Besser’s shares of Quasuras; (ii) 88,889 shares directly held by Mr. Besser who purchased such shares in the 2018 Placement; (iii) 4,545,455 shares purchased by Manchester in the 2017 Placement; (iv) 471,111 shares held by Manchester Explorer, L.P. (Manchester) who purchased such shares in the 2018 Placement; (v) 757,576 shares held by JEB Partners, LP (JEB Partners) who purchased such shares in the 2017 Placement; (vi) 160,000 shares held by JEB Partners who purchased such shares in the 2018 Placement; and (vii) 180,830 shares held by Mr. Frank, which shares were received in the Acquisition in exchange for Mr. Frank’s shares of Quasuras, and (viii) 69,686 shares purchased in a private placement in 2020. Mr. Besser, as the managing member, and Mr. Frank, as the portfolio manager and consultant of Manchester Management, LLC (MMC), the general partner of Manchester and JEB Partners, have shared voting and dispositive power over shares held by Manchester and JEB Partners. The address for Mr. Besser is c/o Manchester Management, LLC, 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
(13)	Includes (i) 757,576 shares directly held and purchased in the 2017 Placement and (ii) 160,000 shares directly held and purchased in the 2018 Placement. The address for JEB Partners is c/o Manchester Management, LLC, 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
(14)	Includes (i) 4,545,455 shares purchased by Manchester in the 2017 Placement and (ii) 471,111 shares purchased by Manchester in the 2018 Placement. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
(15)	Includes (i) 303,030 shares held directly by the Paul DiPerna Trust, which shares were purchased by the Paul DiPerna Trust in the 2017 Placement; (ii) 7,220,400 shares acquired by Mr. DiPerna in the Acquisition in exchange for his shares of Quasuras; and (iii) 211,610 shares issuable upon exercise of vested stock options issued to Mr. DiPerna under the 2017 Plan. Mr. DiPerna is our Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Director. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
(16)	Includes (i) 151,515 shares purchased in the 2017 Placement and (ii) 87,100 shares purchased in a private placement in 2020.
(17)	Includes (i) 44,444 shares purchased in the 2018 Placement and (ii) 35,000 shares purchased in a private placement in 2020.
(18)	Includes (i) 75,758 shares purchased in the 2017 Placement; and (ii) 13,334 shares purchased in the 2018 Placement. Such person disclaims beneficial ownership of all shares not held directly by such person and this prospectus shall not be deemed an admission that such person is the beneficial owner of such shares, except to the extent of such persons pecuniary interest therein.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC, as required by the Exchange Act. The SEC maintains a site on the internet at www.sec.gov which contains reports and other information that we file electronically with the SEC. Our website address is www.modular-medical.com. The information in our website is not incorporated by reference into this report. Through a link on our website, we make available our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

This prospectus is part of our Registration Statement on Form S-1 that we filed with the SEC, of which this prospectus is a part, under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement because parts of the Registration Statement have been omitted, as permitted by SEC rules and regulations. You should review the information and exhibits in the Registration Statement for further information about us and the securities being offered hereby. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to herein are not necessarily complete and reference is made in each instance to the copy of the contract or document filed as an exhibit to the Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be superseded, supplemented or modified for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so superseded, supplemented or modified shall not be deemed, except as so superseded, supplemented or modified, to constitute a part of this prospectus or the Registration Statement to which this prospectus is a part. We have not authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus or the Registration Statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than that date, unless we otherwise note in this prospectus. You should review the complete document to evaluate these statements. You can obtain a copy of the Registration Statement from the SEC’s website referenced above.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Pink Markets under the trading symbol “MODD.” As is typical for stocks quoted on the OTC Pink Markets, trading in shares of our common stock is limited and sporadic. There is no established trading market for shares of our common stock and no assurances can be given that any such trading market will develop or be maintained.

On October 9, 2020, the closing price of our common stock was $3.80 per share, and we had 103 holders of record of our common stock.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Gusrae Kaplan Nusbaum PLLC, New York, New York.

EXPERTS

The consolidated balance sheets of Modular Medical, Inc. as of March 31, 2020 and March 31, 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended have been audited by Farber Hass Harley LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein. Such consolidated financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by the registrant in connection with the sale of our common stock by the selling stockholders covered by this Registration Statement. All amounts shown, except the SEC registration fee, are estimates:

SEC registration fee	$3,500
Printing expenses	10,000
Legal fees and expenses	75,000
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	10,000
Total	$108,500

Item 14. Indemnification of Directors and Officers.

Our Second Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada Revised Statutes, or NRS, against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Second Amended and Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The foregoing discussion of our Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Second Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Item 15. Recent Sales of Unregistered Securities.

We initiated a private placement for shares of our common stock in March 2020 (the 2020 Placement). From March 2020 through September 30, 2020, we sold 721,147 shares of our common stock at a purchase price of $2.87 per share resulting in gross proceeds to us of approximately $2,069,700 from the 2020 Placement.

In June 2019, we issued 30,000 shares of common stock to a consultant. The offer, sale and issuance of these securities were deemed to be exempt from registration either under the Securities Act, in reliance on Rule 701 promulgated under the Securities Act, as a transaction under compensatory benefit plans, or Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act, as a transaction not involving a public offering. Appropriate legends were affixed to the securities issued in this transaction.

From November 2018 through March 29, 2019, in a private placement, we sold 1,856,988 shares of our common stock at a purchase price of $2.25 per share resulting in gross proceeds to us of $4,142,666 (the 2018 Placement). In the 2018 Private Placement, Mr. Besser purchased 88,889 shares for $200,000, JEB Partners purchased 160,000 shares for $360,000, and Manchester Explorer purchased 471,111 shares for $1,060,000.

II-1

The above sales of our shares of common stock were made pursuant to exemptions from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. We made such determinations based upon representations by the purchasers of such shares including, without limitation, that such purchasers were “accredited investors” as defined in the Securities Act.

Item 16. Exhibits.

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on the page immediately following the signature page to this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1) (iii) above may be contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede, supplement or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
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(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 14, 2020.

MODULAR MEDICAL, INC

By:	/s/ Paul M. DiPerna
Paul M. DiPerna
Chairman, Chief Executive Officer, President and Chief
Financial Officer (principal executive officer, principal financial officer and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Paul M. DiPerna	Chairman, Chief Executive Officer, President,	October 14, 2020
	Paul M. DiPerna	and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)

	*	Director	October 14, 2020
Liam Burns

	*	Director	October 14, 2020
William J. Febbo

	*	Director	October 14, 2020
Morgan C. Frank

	*	Director	October 14, 2020
Carmen Volkart

* By:	/s/ Paul M. DiPerna
Paul M. DiPerna
Attorney-in-fact
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EXHIBIT INDEX

No.	Description
2.1(1)	Reorganization and Share Exchange Agreement dated as of July 24, 2017, by and among the Registrant, Quasuras, Inc., Paul DiPerna and the other stockholders of Quasuras, Inc.
3.1(2)	Second Amended and Restated Articles of Incorporation, as filed with the Secretary of State of Nevada on June 27, 2017
3.1.1(3)	Certificate of Designation of Preferences, Rights and Limitations of Series A Cumulative Redeemable Perpetual Preferred Stock
3.2(4)	Amended Bylaws
4.1(5) +	2017 Equity Incentive Plan, as amended
4.2(3)	Form of Common Stock Purchase Warrant
4.3(3)	Form of Warrant Agent Agreement
4.4(3)	Form of Subscription Agreement
4.5(3)	Form of Subscription Escrow Agreement
4.6(3)	Form of Dividend Payment Escrow Agreement
5.1(8)	Opinion of Gusrae Kaplan Nusbaum PLLC
10.1(6)	Common Stock Purchase Agreement, dated as of April 5, 2017, by and among Bear Lake Recreation, Inc., Manchester Explorer, LP, a Delaware limited partnership, and certain persons named therein
10.2(1)	Form of Common Stock Purchase Agreement, dated as of July 24, 2017, by and between the Registrant and the purchaser named therein
10.3(7)	Form of Common Stock Purchase Agreement dated as of November 19, 2018 among the Registrant and the Investors named therein
10.4(8)+	Employment Agreement dated August 1, 2018, by and between the Registrant and Paul DiPerna
10.5(1)	Intellectual Property Assignment Agreement dated July 24, 2017, by and between the Registrant, Quasuras, Inc. and Paul DiPerna
10.6(1)+	Technology Royalty Agreement dated as of July 24, 2017, by and between the Registrant, Quasuras, Inc. and Paul DiPerna
10.7(8)	Service Agreement effective January 16, 2019 between the Registrant and Liam Burns
10.8(8)	Standard Sublease Agreement, dated August 21, 2017, between the Registrant and Western Education Corporation
10.9(9)	Lease between MCP Socal Industrial – Bernardo, LLC and the Registrant dated January 10, 2020
10.10(9)	Consulting Agreement between the Registrant and Liam Burns dated April 15, 2019
10.11(9)	Consulting Agreement between the Registrant and Liam Burns dated July 15, 2019
10.12(9)	Consulting Agreement between the Registrant and Liam Burns dated September 3, 2019
10.13(9)	Service Agreement effective December 31, 2019 between the Registrant and Carmen Volkart
10.14(9)	Service Agreement effective January 23, 2020 between the Registrant and William Febbo
10.15(9)	Form of Indemnification Agreement between the Registrant and each of its directors and officers used from January 23, 2020
10.16(9) +	Form of Notice of Stock Option Grant and Stock Option Agreement under the Amended 2017 Equity Incentive Plan
10.17(3)	Form of Common Stock Purchase Agreement dated March 2020 by and between the Registrant and the Investors named therein
10.18(10) +	First Amendment to Employment Agreement between the Registrant and Paul DiPerna effective as of May 12, 2020
10.19(11)	U.S. Small Business Administration Paycheck Protection Program Note dated April 23, 2020
21.1	Sole Subsidiary of the Registrant (as disclosed in the Notes to Consolidated Financial Statements as of March 31, 2020 in the Registrant’s Annual Report on Form 10-K)
23.1(12)	Consent of Farber Haas Hurley LLP
23.2	Consent of Gusrae Kaplan Nusbaum PLLC (included in Exhibit 5.1)

(1)	As filed with the Registrant’s Current Report on Form 8-K filed July 28, 2017, and incorporated herein by reference.
(2)	As filed with the Registrant’s Current Report on Form 8-K filed June 29, 2017, and incorporated herein by reference.
(3)	As filed with the Registrant’s Registration Statement on Form S-1, as amended, originally filed April 9, 2020, declared effective May 11, 2020 (Commission file No. 333-237615), and incorporated herein by reference.
(4)	As filed with the Registrant’s Annual Report on Form 10-K/A for the year ended June 30, 2008, and incorporated herein by reference.
(5)	As filed with the Registrant’s Annual Report on Form 10-K filed June 29, 2018, and incorporated herein by reference.
(6)	As filed with the Registrant’s Current Report on Form 8-K filed April 5, 2017, and incorporated herein by reference.
(7)	As filed with the Registrant’s Current Report on Form 8-K filed November 20, 2018 and incorporated herein by reference.
(8)	As filed with the Registrant’s Registration Statement on Form S-1, as amended, originally filed June 27, 2019, declared effective October 22, 2019 (Commission file No. 333-232377).
(9)	As filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, and incorporated herein by reference.
(10)	As filed with the Registrant’s Current Report on Form 8-K filed May 27, 2020, and incorporated herein by reference.
(11)	As filed with the Registrant’s Current Report on Form 8-K filed May 12, 2020, and incorporated herein by reference.
(12)	As filed herewith.
+	Management contract, compensatory plan or arrangement.
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